Greektown Superholdings 8-K
Exhibit 3.1

BYLAWS

OF

GREEKTOWN SUPERHOLDINGS, INC.

as amended through March 19, 2013 and effective as of April 8, 2013

BYLAWS

OF

GREEKTOWN SUPERHOLDINGS, INC.

ADOPTED ON March 26, 2010, as amended on August 8, 2012, December 30, 2012 and March 19, 2013 and effective as of April 8, 2013

ARTICLE I

IDENTIFICATION; OFFICES NAME

Section 1.                      Name.  The name of the corporation is Greektown Superholdings, Inc. (the “Corporation”).

Section 2.                      Registered Agent and Registered Office.  The registered office of the Corporation shall be 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808.  The name of the corporation’s registered agent is CORPORATION SERVICE COMPANY.

Section 3.                      Other Offices.  The Corporation may also have offices at such other places, within or outside the State of Delaware, as the Board of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

Section 4.                      Place of Keeping Corporate Records.  The records and documents required by law to be kept by the Corporation permanently shall be kept at the Corporation’s principal executive office.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.                      Place of Meetings.  Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board.  The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).  In the absence of any such designation or determination, stockholders’ meetings shall be held at the principal executive office of the Corporation.

        Section 2.                      Annual Meetings if Stockholders.  If required by applicable law, an annual meeting of stockholders shall be held each year at such date and time designated by the Board.  At each annual meeting directors shall be elected and any other proper business may be transacted.

Section 3.                      Special Meetings of Stockholders.  Unless otherwise provided by law or the Corporation’s Certificate of Incorporation (as amended and/or restated and in effect from time to time, the “Certificate of Incorporation”), special meetings of the stockholders, for any purpose or purposes, may be called by (i) the chairperson of the Board, (ii) the chief executive officer of the Corporation, (iii) a majority of the Board, or (iv) stockholders holding a majority of the issued and outstanding voting stock of the Corporation and shall be held on such date and time as the Board determines.  Such special meetings may not be called by any other person or persons.  The request for any special meeting of stockholders shall state the purpose or purposes of the proposed meeting.  Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

Section 4.                      Quorum; Adjourned Meetings and Notice Thereof.  Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of capital stock issued and outstanding and entitled to vote at the meeting, whether present in person, by means of remote communication or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment in accordance with Section 6 of this Article II.  Any meeting of stockholders may be adjourned from time to time by the chairperson presiding over the meeting or by a majority in voting power of the stockholders present, and may be reconvened at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business that could have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days or, if after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 5.                      Conduct of Business.  The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations adopted by the Board, the person presiding over any meeting of the stockholders shall have the right and authority to convene and to adjourn the meeting, to determine the order of business at the meeting, to prescribe such rules, regulations and procedures, including such regulation of the manner of voting and the conduct of business, and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote; and (vii) a determination and declaration, if the facts warrant, that a matter or business was not properly brought before the meeting and if such chairperson should so determine, such chairperson shall so declare and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6.                      Voting.  When a quorum is present at any meeting of stockholders, in all matters other than the election of directors, the vote of the holders of a majority in voting power of the shares of capital stock of the Corporation which are present in person, by means of remote communication or represented by proxy, and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by express provision of applicable law, the Certificate of Incorporation, these Bylaws or any regulation or law applicable to the Corporation or its securities, in which case such express provision shall govern and control the decision of such question.  Unless otherwise provided in the Certificate of Incorporation or in any written agreement among the stockholders (“Stockholders Agreement”), directors shall be elected by a plurality of the votes cast by shares present in person, by means of remote communication or represented by proxy at the meeting and entitled to vote on the election of directors.  Unless otherwise provided in the Certificate of Incorporation or in any certificate of designation relating to any outstanding class or series of preferred stock, each stockholder shall have one vote for each share of capital stock having voting power, registered in such stockholder’s name on the books of the Corporation on the record date set by the Board as provided in Article V, Section 4 hereof Voting at meetings of stockholders need not be by written ballot if the person presiding over the meeting determines to request a voice vote on a particular matter.

Section 7.                      Proxies.  Except as otherwise provided by law or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by an electronic transmission permitted by law that is filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 8.                      Notice of Stockholders’ Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given to each stockholder entitled to vote at such meeting in accordance with Article VII, Section 4 hereof and not less than ten nor more than 60 days before the date of the meeting.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  If electronically transmitted, notice is given as provided in Article VII, Section 4 of these Bylaws.  An affidavit of the secretary or an assistant secretary of the Corporation or of any agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice of any meeting may be waived by any stockholder before or after such meeting.

Section 9.                      Maintenance and Inspection of Stockholder List.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place (instead of by remote communication), then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting in the manner provided by law.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to which stockholders are entitled to examine the stock ledger, the list of stockholders, the books of the Corporation or to vote in person or by proxy at any meeting of the stockholders.

Section 10.                      Stockholder Action By Written Consent Without A Meeting.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted by the DGCL to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded.  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation in the manner required by this Article II, Section 10, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded.  A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder shall be deemed to be written, signed and dated for the purposes of this Article II, Section 10; provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for a stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission.  The date on which the telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above.  In the event that the action which is consented to is such as would have required the filing of a certificate under any provision of the DGCL if such action had been voted on by stockholders at a meeting thereof, the certificate filed under such provision shall state, in lieu of any statement required by such provision concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

Section 11.                      Advance Notice

(a)           Annual Meetings.

(i)           Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) by or at the direction of the Board or (B) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 11 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and who complies either with the notice procedures set forth in this Section 11; provided, to the extent that there is any inconsistency between the provisions of these Bylaws and the provisions of any Stockholders Agreement insofar as both relate to the nomination, designation and/or election of directors, the provisions of such agreement shall control.

(ii)           For nominations of directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (i)(B) of Section 11(a) of this Article II the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of such meeting is given to stockholders of the Corporation).  In no event shall the notice of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(A)           as to each person whom the stockholder proposes to nominate for election as a director, the name, age, business address and residence address of the person;

(B)           as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(C)           as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination.  The Corporation may require any proposed nominee as a director to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(b)           Special Meetings.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board as directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 11 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 11.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such positions) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 11(a)(ii) shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which notice is given to the stockholders of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall the notice of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)           General.  Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11.  Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 11(a)(ii)) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 11, to declare that such nomination will be disregarded or that such proposed business will not be transacted.  Notwithstanding the foregoing provisions of this Section 11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination will he disregarded and such proposed business will not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

ARTICLE III

DIRECTORS

Section 1.                      General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board.  In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 2.                      The Number of Directors.  Unless otherwise provided in the Certificate of Incorporation, these Bylaws or any Stockholders Agreement, the number of directors which shall constitute the whole Board shall be determined from time to time by resolution of the Board except as otherwise provided in any Stockholders Agreement.  The directors need not be stockholders.  Except as otherwise provided in Section 3 of this Article III, directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until such director’s successor is elected and qualified or until the earlier of such director’s resignation or removal.  Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation as provided in Article IV, Section 4 of these Bylaws.  When one or more directors so resigns, vacancies shall be filled as provided in Section 3 of this Article III.

Section 3.                      Vacancies.  Unless otherwise provided in the Certificate of Incorporation, these Bylaws or any Stockholders Agreement, vacancies on the Board by reason of death, resignation, retirement, disqualification, removal from office or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.  Each director so chosen shall hold office until the next annual election of directors and until such director’s successor is duly elected and qualified, or until such director’s earlier resignation or removal.

Section 4.                      Place of Directors’ Meetings.  The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Section 5.                      Regular Meetings.  Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 6.                      Special Meetings.  Special meetings of the Board shall be called, on not less than twenty-four (24) hours’ prior notice to each director, either personally or by mail, by facsimile, by electronic transmission or by telegram, by the chairperson of the Board, the chief executive officer of the Corporation or three directors unless the Board consists of only one director, in which case special meetings of the Board shall be called by the sole director.

Section 7.                      Quorum.  At all meetings of the Board a majority of the directors then serving shall be necessary and sufficient to constitute a quorum for the transaction of business unless applicable law, the Certificate of Incorporation or these Bylaws require a greater number.  The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by the DGCL, the Certificate of Incorporation or these Bylaws.  If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  If only one director is authorized, such sole director shall constitute a quorum.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

    Section 8.                      Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9.                      Telephonic Meetings.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 10.                      Committees of Directors.  The Board may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. Each committee member shall serve a term on such committee coexistent with such member’s term on the Board.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Notwithstanding the foregoing, the composition and duties of any committee shall comply with the rules and regulation or law applicable to the Corporation or its securities.  The delegation of any decision to a committee of the Board, and the votes required for the making of such decision by such committee, shall have the same approval requirements as the taking of such action by the Board.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, any committee charter or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 11.                      Minutes of Committee Meetings.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 12.                      Meetings and Action of Committees.  Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business.  In the absence of such rules, each committee shall conduct its business in the same manner as the Board conducts its business pursuant to the applicable sections of Article III of these Bylaws.

Section 13.                      Compensation of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director.  Except as required by the rules of any stock exchange or quotation system applicable to the Corporation or any regulation or law applicable to the Corporation or its securities, no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed the compensation for service on such committee and/or for attending committee meetings.

Section 14.                      Removal of a Director.  Unless otherwise restricted by or provided in the DGCL or the Certificate of Incorporation or a Stockholders Agreement, any director or the entire Board may be removed, either with or without cause, by the holders of a majority in voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

ARTICLE IV

OFFICERS

Section 1.                      Officers.  The officers of the Corporation shall be appointed by the Board and may include a chairperson of the Board, chief executive officer and/or a president, chief financial officer or any or all of the foregoing, and a secretary.  The Corporation may also have at the discretion of the Board such other officers as are desired, including a treasurer, one or more vice chairpersons of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 2 of this Article IV.  In the event there are two or more vice presidents, then one or more may be designated as executive vice president, senior vice president or other similar or dissimilar title.  At the time of the election of officers, the directors may determine the order of their rank. Any number of offices may be held by the same person, unless the DGCL, the Certificate of Incorporation or these Bylaws otherwise provide.  The Corporation shall have such officers with such titles and duties as stated herein or as stated in a resolution of the Board that is not inconsistent with these Bylaws.

Section 2.                      Subordinate Officers.  The Board and/or the chief executive officer of the Corporation, or in the absence of a chief executive officer, the president of the Corporation, may appoint such other “subordinate officers” as the business of the Corporation may require who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws or as shall be determined from time to time by the Board and/or the chief executive officer, or in the absence of a chief executive officer, the president.  For the avoidance of doubt, the term “subordinate officers” shall not include any officers of the Corporation with the title of vice president or above.  The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president or a vice president, to appoint, such other officers and agents as the business of the Corporation may require who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these Bylaws or as shall be determined from time to time by the Board.

Section 3.                      Term of Office; Removal and Vacancies.  Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal.  Any officer may resign at any time upon written notice to the Corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice.  Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.  Any officer may he removed at any time by the affirmative vote of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.  If the office of any officer or officers becomes vacant for any reason, the vacancy may be filled by the Board, or with respect to the office of any subordinate officers, by the Board or the chief executive officer of the Corporation.

Section 4.                      Chairperson of the Board.  The chairperson of the Board shall, if present, preside at all meetings of the stockholders and the Board, and, in general, shall exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board or prescribed by these Bylaws.  The same individual may serve as both the chairperson of the Board and chief executive officer.

Section 5.                      Vice Chairpersons of the Board.  In the absence or disability of the chairperson of the Board, any vice chairpersons designated by the Board, shall perform all the duties of the chairperson, and when so acting shall have all the powers of and be subject to all the restrictions upon the chairperson.  Each vice chairperson shall have such other duties as from time to time may be prescribed for such vice chairperson by the Board.

Section 6.                      Chief Executive Officer.  The chief executive officer shall be the principal executive officer of the Corporation and, subject to the control and oversight of the Board, shall supervise the business and affairs of the Corporation.  The chief executive officer shall, in the absence of the chairperson of the Board (or if the chief executive officer and chairperson of the Board be one and the same), preside at all meetings of the stockholders and the Board, and, in general, shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board from time to time.  The chief executive officer may, from time to time, delegate such chief executive officer’s powers and authority to such other officers, employees and other agents of the Corporation as the chief executive officer shall deem appropriate.

Section 7.                      President.  Subject to the control of the Board and such supervisory powers, if any, as may be given by the Board to the chairperson of the Board and/or the chief executive officer, the president shall have general supervision, direction and control of the business and officers of the Corporation.  In the absence of the chairperson of the Board and the chief executive officer, or if there be none, the president shall preside at all meetings of the stockholders and all meetings of the Board.  The president shall have the general powers and duties of management usually vested in the office of president of corporations and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

Section 8.                      Chief Financial Officer.  The chief financial officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board or the chief executive officer.  The books of account shall at all reasonable times be open to inspection by any director.  The chief financial officer, subject to the order of the Board, shall have custody of all funds and securities of the Corporation.  The chief financial officer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board, at its regular meetings or when the Board so requires, an account of all transactions effected by the chief financial officer and of the financial condition of the Corporation.  The chief financial officer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board or the chief executive officer shall designate from time to time.  If required by the Board, the chief financial officer shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his/her control belonging to the Corporation.  The chief executive officer may direct the treasurer or assistant treasurer to assume and perform the duties of the chief financial officer in the absence or disability of the chief financial officer.

Section 9.                      Vice Presidents.  In the absence or disability of the president, any vice president designated by the Board, shall perform all the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president.  Each vice president shall have such other duties as from time to time may be prescribed for such vice president by the Board.

Section 10.                      Secretary.  The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders.  The secretary shall give, or cause to be given, notice of all meetings of the stockholders and the Board required to be given by law or by these Bylaws, and shall perform such other duties as may be prescribed by the Board or these Bylaws.  The secretary shall keep in safe custody the seal of the Corporation, if one be adopted, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his/her signature or by the signature of an assistant secretary.  The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his/her signature.

Section 11.                      Assistant Secretary.  The assistant secretary, or if there be more than one, any assistant secretary designated by the Board, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 12.                      Treasurer.  The treasurer shall, in the absence of the chief financial officer, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.  If required by the Board, the treasurer shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his/her control belonging to the Corporation.

Section 13.                      Assistant Treasurer.  The assistant treasurer, or if there be more than one, any assistant treasurer designated by the Board, shall in the absence or disability of the chief financial officer and the treasurer, perform the duties and exercise the powers of the chief financial officer and the treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 14.                      Representation of Shares of Other Corporations.  The chairperson of the Board, the chief executive officer or the president of the Corporation, the secretary of the Corporation, or any other person authorized by the Board or the chief executive officer, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all securities of any other corporation or corporations standing in the name of the Corporation.  The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Section 15.                      Authority and Duties Of Officers.  In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board.

Section 16.                      Voting Securities Owned By the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by any officer or director authorized to do so by the Board, and any such officer or director may, in the name of and on behalf of the Corporation, take all such action as such officer or director may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board may, by resolution, from time to time confer like powers upon any other person or persons.

ARTICLE V

CERTIFICATES OF STOCK

Section 1.                      Certificates.  The shares of the capital stock of the Corporation shall be represented by certificates; provided that the Board may provide by resolution that some or all shares of any or all series of its capital stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of shares of capital stock of the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by (i) the chairperson or vice chairperson of the Board, or the president or a vice president of the Corporation, and (ii) the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder.

Section 2.                      Signatures on Certificates.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3.                      Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of capital stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the owner thereof may file in the principal executive office of the Corporation an affidavit setting forth, to the best of its knowledge and belief, the time, place, and circumstance of such loss, destruction or theft.  The Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4.                      Fixing Date For Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) to express consent to corporate action in writing without a meeting, (c) to receive payment of any dividend or other distribution or allotment of any rights, (d) to exercise any rights in respect of any change, conversion or exchange of capital stock or (e) for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (i) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than ten days before the date of such meeting; (ii) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board; and (iii) in the case of any other action, shall not be more than 60 days prior to such other action.  If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided however, that the Board may fix a new record date for the adjourned meeting.

Section 5.                      Registered Stockholders.  The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the DGCL.

       Section 6.                      Transfers of Capital Stock.  Capital stock shall be transferable subject to and in the manner prescribed by law, these Bylaws, the Certificate of Incorporation and any Stockholders Agreement.  Transfers of capital stock shall be made on the books of the Corporation by the Secretary of the Corporation upon surrender and cancellation of certificates for a like number of shares, or as otherwise provided by law with respect to uncertificated shares.  No transfer of capital stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock ledger of the Corporation by an entry showing from and to whom transferred.

ARTICLE VI

INDEMNIFICATION

Section 1.                      Definitions.  For purposes of this Article:

(a)           “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation.  For purposes of this Section 1(a), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation.  Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board or the stockholders of the Corporation;

(b)           “Director” means any person who serves or has served the Corporation as a director on the Board;

(c)           “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d)           “Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

        (e)           “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and other amounts paid in settlement;

(f)           “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(g)           “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of the Corporation;

(h)           “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(i)           “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

Section 2.                      Indemnification of Directors and Officers

(a)           Subject to the operation of Section 4 of this Article VI of these Bylaws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), and to the extent authorized in this Section 2.

(i)           Actions, Suits and Proceedings Other than By or In the Right of the Corporation.  Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(ii)           Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification shall be made under this Article VISection 2(a)(ii) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the Corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

(iii)           Survival of Rights.  The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her estate, heirs, executors, administrators, legatees and distributees.

(iv)           Actions by Directors or Officers.  Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized in advance by the Board, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.

Section 3.                      Indemnification of Non-Officer Employees.  Subject to the operation of Section 6 of this Article VI of these Bylaws, each Non-Officer Employee may, in the discretion of the Board, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her estate, heirs, executors, administrators, legatees and distributees.  Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board.

Section 4.                      Good Faith.  Unless ordered by a court, no indemnification shall be provided pursuant to this Article VI to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.  Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

Section 5.                      Advancement of Expenses to Directors Prior to Final Disposition.

(a)           The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within sixty (60) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.  Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding was (i) authorized by the Board, or (ii) brought to enforce such Director’s rights to indemnification or advancement of Expenses under these Bylaws.

(b)           If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim.  The failure of the Corporation (including the Board or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement under this Article VI shall not be a defense to an action brought by a Director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c)           In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

Section 6.                      Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

        (a)           The Corporation may, at the discretion of the Board, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b)           In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

Section 7.                      Contractual Nature of Rights.

(a)           The provisions of this Article VI shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article VI is in effect, in consideration of such person’s past or current and any future performance of services for the Corporation.  Neither amendment, repeal or modification of any provision of this Article VI nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article VI shall eliminate or reduce any right conferred by this Article VI in respect of any act or omission occurring, or any cause of action or claim that accrues or arises or any state of facts existing, at the time of or before such amendment, repeal, modification or adoption of an inconsistent provision (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced.  The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article VI shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

(b)           If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim.  The failure of the Corporation (including the Board or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article VI shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible.  The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

    (c)           In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

Section 8.                      Non-Exclusivity of Rights.  The rights to indemnification and to advancement of Expenses set forth in this Article VI shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

Section 9.                      Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article VI.

Section 10.                      Other Indemnification.  The Corporation’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Article VI as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”).  Any indemnification or advancement of Expenses under this Article VI owed by the Corporation as a result of a person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

ARTICLE VII

GENERAL PROVISIONS

Section 1.                      Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board may from time to time designate.

Section 2.                      Fiscal Year.  The fiscal year of the Corporation shall be from January 1 to December 31, or such other dates as shall be determined by resolution of the Board from time to time.

Section 3.                      Corporate Seal.  The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.  The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        Section 4.                      Manner of Giving Notice.  Whenever, under the provisions of applicable law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at such director’s or stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by facsimile, by electronic transmission, telephone, telegram, overnight courier or by other means of electronic transmission.

Except as otherwise provided by applicable law, notice to stockholders may also be given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Notice given by a form of electronic transmission shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder.  An affidavit of the secretary or an assistant secretary or any agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, which creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 5.                      Waiver of Notice.  Whenever any notice is required to be given under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, which objection shall be made at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VIII

AMENDMENTS

Section 1.                      Amendment by Directors or Stockholders.  These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the stockholders or by the Board; provided, that (a) the Board may not alter, amend or repeal any provision of these Bylaws which by law, by the Certificate of Incorporation or by these Bylaws requires action by the stockholders and (b) any alteration, amendment or repeal of these Bylaws by the Board and any new Bylaw adopted by the Board may be altered, amended or repealed by the stockholders.